Exhibit 4.1

JPMORGAN CHASE & CO.

(formerly known as Chemical Banking Corporation)

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly known as Bankers Trust Company,

as successor to The Chase Manhattan Corporation),

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 2, 2008

to

INDENTURE

Dated as of December 1, 1989

SENIOR DEBT SECURITIES

SECOND SUPPLEMENTAL INDENTURE, dated as of December 2, 2008, between JPMORGAN CHASE & CO. (formerly known as Chemical Banking Corporation), a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a New York banking corporation, as successor to The Chase Manhattan Bank (National Association), as trustee (the “Trustee,” which term shall include any successor trustee appointed pursuant to Article Six of the Indenture hereafter referred to). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture).

RECITALS OF THE COMPANY

The Company and the Trustee have heretofore executed and delivered a certain Indenture, dated as of December 1, 1989 (the “Base Indenture,” and as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of March 29, 1996, and the First Supplemental Indenture, dated as of November 1, 2007, the “Indenture”), providing for the issuance from time to time of Securities;

Section 901(5) of the Base Indenture provides that, without the consent of any Holders of any Securities, the Company, when authorized by Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

Section 201 of the Base Indenture provides that, without the consent of any Holders of any Securities, the Company, when authorized by Board Resolution or in one or more indentures supplemental to the Indenture, may establish the form of Securities of any series, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture;

The Company desires and has requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of amending certain provisions of the Indenture and establishing the form of certain Securities as hereinafter set forth;

The execution and delivery of this Second Supplemental Indenture has been authorized by a Board Resolution of the Company; and

All conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of the applicable series referred to below, as follows:

ARTICLE ONE

REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Trustee as follows:

SECTION 1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

The execution, delivery and performance by the Company of this Second Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

ARTICLE TWO

SCOPE OF THIS SUPPLEMENTAL INDENTURE

SECTION 2.1. The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the FDIC-Guaranteed Series (as defined herein), and shall not apply to any other series of Securities.

ARTICLE THREE

AMENDMENTS

SECTION 3.1. Section 101 of the Base Indenture is hereby amended by adding the following definitions:

“Authorized Representative” has the meaning specified in Section 1403.

“Debt Guarantee Program” has the meaning specified in Section 1402.

“Effective Period” has the meaning specified in Section 1406.

“FDIC” means the Federal Deposit Insurance Corporation, a corporation organized under the laws of the United States.

“FDIC-Guaranteed Series” means the Company’s 3.125% Guaranteed Notes due 2011, Floating Rate Guaranteed Notes due 2010 and Floating Rate Guaranteed Notes due 2011, which series are guaranteed by the FDIC pursuant to its Temporary Liquidity Guarantee Program.

“Master Agreement” has the meaning specified in Section 1408.

“Temporary Liquidity Guarantee Program” means the Temporary Liquidity Guarantee Program established pursuant to 12 C.F.R. Part 370.

SECTION 3.2. Section 202 of the Base Indenture shall not apply to the FDIC-Guaranteed Series and the Form of Face of Note relating to the FDIC-Guaranteed Series attached hereto as Annex A shall hereby be inserted with respect to the FDIC-Guaranteed Series in lieu thereof.

SECTION 3.3. Section 203 of the Base Indenture shall not apply to the FDIC-Guaranteed Series and the Form of Reverse of Note relating to the FDIC-Guaranteed Series attached hereto as Annex A shall hereby be inserted with respect to the FDIC-Guaranteed Series in lieu thereof.

SECTION 3.4. Sections 501(A)(1) and 501(A)(2) of the Base Indenture shall not apply to the FDIC-Guaranteed Series and the following paragraphs shall hereby be inserted with respect to the FDIC-Guaranteed Series in lieu thereof:

(1) default (a) by the Company in the payment of interest, if any, upon any Security of that series when it becomes due and payable and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon any Security of that series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or

(2) default (a) by the Company in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity and (b) by the FDIC in the payment of the principal of (or premium, if any, on) any Security of that series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or

SECTION 3.5. The first paragraph of Section 502 of the Base Indenture shall not apply to the FDIC-Guaranteed Series and the following paragraph shall hereby be inserted with respect to the FDIC-Guaranteed Series in lieu thereof:

If an Event of Default specified in Sections 501(A)(1) or 501(A)(2) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

3

SECTION 3.6. The Base Indenture is hereby amended by adding the following Article Fourteen with respect to the FDIC-Guaranteed Series immediately following Article Thirteen.

“ARTICLE FOURTEEN”

CERTAIN MATTERS PERTAINING TO THE FDIC-GUARANTEED SERIES

Section 1401. Applicability.

The provisions of this Article Fourteen shall apply to each FDIC-Guaranteed Series issued under this Indenture, but shall not apply to any other series of Securities.

Section 1402. Acknowledgement of the FDIC’s Debt Guarantee Program.

The parties to this Indenture acknowledge that the Company has not opted out of the Debt Guarantee Program as set forth in 12 C.F.R. Part 370 (the “Debt Guarantee Program”) established by the FDIC under its Temporary Liquidity Guarantee Program.

As a result, this debt is guaranteed under the FDIC Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this debt or June 30, 2012.

Section 1403. Trustee Designated as Representative.

The Trustee is designated under this Indenture as the duly authorized representative of the Holders for purposes of making claims and taking other permitted or required actions under the Debt Guarantee Program (the “Authorized Representative”). Any Holder may elect not to be represented by the Authorized Representative by providing written notice of such election to the Authorized Representative (it being understood that such election shall not affect the Trustee’s capacity hereunder except as the representative of such Holder under the Debt Guarantee Program). The Company hereby authorizes and directs the Authorized Representative to take all actions on behalf of the Holders that the Authorized Representative is required or empowered to take on behalf of the Holders pursuant to the Debt Guarantee Program, including, without limitation, in the event the Company fails to make any payment in respect of Securities of an FDIC-Guaranteed Series on the date such payment is due, to take all reasonable actions to pursue guarantee payments from the FDIC pursuant to the Debt Guarantee Program.

4

In particular, (i) on the 30th day from the date the Company defaults in payment of interest, which default has not been cured by the Company by such 30th day, or (ii) no later than the fourth (4th) business day after Maturity, in the case of default in principal, the Authorized Representative shall make a demand on behalf of the Holders to the FDIC for payment of the guaranteed amount under the Debt Guarantee Program. Such demand shall be accompanied by a proof of claim, which shall include evidence, to the extent not previously provided in the Master Agreement, in form and content satisfactory to the FDIC, of: (A) the Authorized Representative’s financial and organizational capacity to act as representative under the Temporary Liquidity Guarantee Program; (B) the Authorized Representative’s exclusive authority to act on behalf of the Holders and its fiduciary responsibility to the Holders when acting as such, as established by the terms of this Indenture; (C) the occurrence of a payment default with respect to Securities of an FDIC-Guaranteed Series; and (D) the authority to make an assignment of the Holders’ right, title, and interest in the Securities of the applicable FDIC-Guaranteed Series to the FDIC and to effect the transfer to the FDIC of the Holder’s claim in any insolvency proceeding. Such assignment shall include the right of the FDIC to receive any and all distributions on the Securities of the applicable FDIC-Guaranteed Series from the proceeds of the receivership or bankruptcy estate. Any demand under this Section 1403 shall be made in writing and directed to the Director, Division of Resolution and Receiverships, Federal Deposit Insurance Corporation, Washington, D.C., and shall include all supporting evidences as provided in this Section 1403, and shall certify to the accuracy thereof.

Section 1404. Subrogation of the FDIC.

The FDIC shall be subrogated to all of the rights of the Holders and the Authorized Representative under this Indenture against the Company in respect of any amounts paid to the Holders, or for the benefit of the Holders, under any FDIC-Guaranteed Series by the FDIC pursuant to the Debt Guarantee Program.

Section 1405. Assignment upon Guarantee Payment.

The Holders hereby authorize the Authorized Representative, at such time as the FDIC shall commence making any guarantee payments to the Authorized Representative for the benefit of the Holders of any FDIC-Guaranteed Series pursuant to the Debt Guarantee Program, to execute an assignment in the form attached to this Indenture as Annex C pursuant to which the Authorized Representative shall assign to the FDIC its right to receive any and all payments from the Company under this Indenture on behalf of the Holders of such FDIC-Guaranteed Series. The Issuer hereby consents and agrees that the FDIC is an acceptable transferee for all or any portion of payments made in respect of the FDIC-Guaranteed Series for all purposes of this Indenture and upon any such assignment, the FDIC shall be deemed a Holder under this Indenture for all purposes hereof, and the Company hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of this Indenture as a result of such assignment.

5

Section 1406. Surrender of Senior Unsecured Debt Instrument to the FDIC.

If, at any time on or prior to the expiration of the period during which any FDIC-Guaranteed Series is guaranteed by the FDIC under the Debt Guarantee Program (the “Effective Period”), payment in full with respect to any Security of such FDIC-Guaranteed Series shall be made pursuant to the Debt Guarantee Program on the outstanding principal and accrued interest to such date of payment, the Holder shall, or the Holder shall cause the person or entity in possession to, promptly surrender to the FDIC the certificate, note or other instrument evidencing such Security, if any.

Section 1407. Notice Obligations to FDIC of Payment Default.

If, at any time prior to the earlier of (a) full satisfaction of the payment obligations in respect of any FDIC-Guaranteed Series, or (b) expiration of the Effective Period with respect to thereto, the Company is in default of any payment obligation in respect of such FDIC-Guaranteed Series hereunder or under the Securities of such series, including timely payment of any accrued and unpaid interest in respect of the Securities of such FDIC-Guaranteed Series, without regard to any cure period, the Authorized Representative covenants and agrees that it shall provide written notice to the FDIC within one (1) Business Day of such payment default at the address set forth below, or at such other address or by such other means of delivery as the FDIC may specify from time to time:

The Federal Deposit Insurance Corporation

Deputy Director, Receivership Operations Branch

Division of Resolutions and Receiverships

Attention: Master Agreement

550 17th Street, N.W.

Washington, DC 20429

Section 1408. Ranking.

Any indebtedness of the Company to the FDIC arising under Section 2.03 of the Master Agreement entered into by the Company and the FDIC in connection with the Debt Guarantee Program (the “Master Agreement”) will constitute a senior unsecured general obligation of the Company, ranking pari passu with Securities of any FDIC-Guaranteed Series issued hereunder.

Section 1409. No Modifications without FDIC Consent.

Notwithstanding anything to the contrary contained in Article Nine, without the express written consent of the FDIC, the parties hereto agree not to

6

amend, modify, supplement or waive any provision in this Indenture or the Securities that is related to the principal or interest payment, default or ranking of the Securities of any FDIC-Guaranteed Series; that is required to be included herein or therein pursuant to the Master Agreement; or any provision herein or therein that would require the consent of each Holder of Securities of such series.

SECTION 3.7. The Indenture is hereby amended by attaching as Annex C thereto the Form of Assignment attached to this Second Supplemental Indenture as Annex C.

7

ARTICLE FOUR

MISCELLANEOUS

SECTION 4.1. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

SECTION 4.2. The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company.

SECTION 4.3. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture or in the Indenture that is required to be included in this Second Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 4.4. Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture.

SECTION 4.5. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

SECTION 4.6. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

8

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

JPMORGAN CHASE & CO.

By	/s/ Authorized Signatory

(Corporate Seal)

Attest:

/s/ Authorized Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

(Corporate Seal)

Attest:

/s/ Authorized Signatory

/s/ Authorized Signatory

Annex A

[Registered]	[Registered]

JPMORGAN CHASE & CO.

[__] GUARANTEED NOTES DUE [__]

This Security is not a Deposit or other obligation of a depository institution. This Security is guaranteed under the Federal Deposit Insurance Corporation (the “FDIC”)’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of this Security or June 30, 2012.

[R- ]

$[__]

CUSIP No: [__]

[This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., the nominee of The Depository Trust Company (the “Depositary”). This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of the series, and the Depositary, by its acceptance hereof, agrees to be so bound.

Unless this Security is presented by an authorized representative of the Depositary to JPMorgan Chase & Co. or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.]

JPMorgan Chase & Co., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

CEDE & CO., or registered assigns,

the principal sum of

[__] ($[__])

on [__], 20[__], on the terms and in the manner described on the reverse hereof, and to pay interest, [for Securities with fixed rate interest, insert: semi-annually in arrears on [__] and [__] of each year, commencing [__], 200[_], and at maturity on said principal sum, at the rate of [__] per annum from the next preceding [__] or [__], as the case may be, unless no interest has been paid on this Security, in which case from [__], 200[_], until the payment of said principal sum has been made or duly provided for; provided, however, that if the Company shall default in the payment of interest due on such [__] or [__], then this Security shall bear interest from the next preceding [__] or [__] to which interest has been paid, or, if no interest has been paid on this Security, from [__], 2008. The interest so payable, and punctually paid or duly provided for, on any interest payment date shall, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [__] or [__] (whether or not a Business Day), as the case may be, next preceding such [__] or [__].]

[for Securities with floating rate interest, insert: [[quarterly, monthly, semi-annually or annually] in arrears on [__] of each year, commencing [__], 200[_] at a floating rate equal to the [____] rate plus [__]% per annum. The period beginning on and including [__], 200[_] and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an “interest period.” [__], as calculation agent, shall calculate the interest rate for each interest period based on [__], prior to the first day of such interest period. The interest so payable, and punctually paid or duly provided for, on any interest payment date shall, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [__] day of the month preceding the month in which the interest payment date occurs.]

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of principal of and any such interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Balance of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date: [__]

JPMORGAN CHASE & CO.

By:
Name: [__]
Title: [__]

Attest:
Name: [__]
Title: [__]

[Seal]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly known as Bankers Trust Company),

AS TRUSTEE

By The Bank of New York as Authenticating Agent

By:
Authorized Officer

Annex B

[REVERSE OF SECURITY]

[__] GUARANTEED NOTES DUE [__]

This Security is one of a duly authorized issue of senior debt securities of the Company (herein called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, dated as of December 1, 1989 (as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of March 29, 1996), as amended by the First Supplemental Indenture, dated as of November 1, 2007, and further amended by the Second Supplemental Indenture, dated as of December 2, 2008 (as amended and supplemented, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee” which term includes any successor trustee under the Indenture), duly executed and delivered by the Company. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the holders of Senior Indebtedness and Additional Senior Obligations and the holders of the Securities. Terms defined in the Indenture are used herein as so defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the [__] Guaranteed Notes due [__] of the Company (herein called the “Notes”), which series shall have a current aggregate principal amount of [__], which principal amount may be increased from time to time through the issuance of additional Notes.

This Security is not redeemable prior to maturity and is not subject to any sinking fund.

[for Securities with fixed rate interest, insert: Interest on this Security shall be computed on the basis of a 360-day year consisting of twelve 30-day months.]

If an Event of Default concerning: (1) default (a) by the Company in the payment of interest, if any, upon any Security of that series when it becomes due and payable and continuance of such default for a period of 30 days and (b) by the FDIC in the payment of interest, if any, upon any Security of that series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370); or (2) default (a) by the Company in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity and (b) by the FDIC in the payment of the principal of (or premium, if any, on) any Security of that series in accordance with the Temporary Liquidity Guarantee Program (12 C.F.R. Part 370) shall occur and is continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected; provided, however, that the express written consent of the FDIC will be required to amend, modify or waive any provision of the Securities that comprise the FDIC-Guaranteed Series or the provisions of the Indenture relating to principal, interest, default or ranking provisions of such Securities; any provisions of the notes or the Indenture required to be included by a “Master Agreement” between the Company and the FDIC relating to the Company’s participation in the “Debt Guarantee Program” component of the FDIC’s Temporary Liquidity Guarantee Program; or any other provision that would require the consent of all holders of the Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer in any place where the principal of and interest (if any) on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

[The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any larger integral multiples of $1,000.] As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof and for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (or premium, if any) or interest on this Security or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by each holder of this Security.

By the acceptance of this Security, the Holder hereof hereby agrees to the appointment of the Trustee as its Authorized Representative for purposes of making claims and taking all actions permitted or required under the Debt Guarantee Program and in accordance with the terms of, and under the circumstances set forth in, the Indenture. Any Holder may elect not to be represented by the Authorized Representative by providing written notice of such election to the Authorized Representative (it being understood that such election shall not affect the Trustee’s capacity under the Indenture except as the representative of such Holder under the Debt Guarantee Program).

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Annex C

FORM OF ASSIGNMENT1

This Assignment is made pursuant to the terms of Section 1405 of the Indenture, dated as of December 1, 1989 (as supplemented by the First Supplemental Indenture, dated as of November 1, 2007, and the Second Supplemental Indenture, dated as of [__], the “Indenture”), between JPMORGAN CHASE & CO. (formerly known as Chemical Banking Corporation), a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), (the “Trustee”), acting on behalf of the Holders of the Securities issued under the Indenture who have not opted out of representation by the Trustee (the “Holders”) with respect to [designate series] (the “Assigned FDIC-Guaranteed Series”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

For value received, the Trustee, on behalf of the Holders (the “Assignor”), hereby assigns to the Federal Deposit Insurance Corporation (the “FDIC”), without recourse, all of the Assignor’s respective rights, title and interest in and to: (a) the certificates or other instruments evidencing the Securities of the Assigned FDIC-Guaranteed Series issued under the Indenture (the “Notes”); (b) the Indenture; and (c) any other instrument or agreement executed by the Company regarding obligations of the Company under the Notes or the Indenture (collectively, the “Assignment”).

The Assignor hereby certifies that:

1. Without the FDIC’s prior written consent, the Assignor has not:

(a) agreed to any material amendment of the Notes or the Indenture or to any material deviation from the provisions thereof; or

(b) accelerated the maturity of the Notes.

[Instructions to the Assignor: If the Assignor has not assigned or transferred any interest in the Notes and related documentation, such Assignor must include the following representation.]

2. The Assignor has not assigned or otherwise transferred any interest in the Notes or Indenture;

[Instructions to the Assignor: If the Assignor has assigned a partial interest in the Notes and related documentation, the Assignor must include the following representation.]

2. The Assignor has assigned part of its rights, title and interest in the Notes and the Indenture to _____________ pursuant to the __________ agreement, dated as of ____________, 20__, between ___________, as assignor, and ___________, as assignee, an executed copy of which is attached hereto.

[1]

This Form of Assignment shall be modified as appropriate if the assignment is being made by an individual Holder rather than the Trustee or if the debt being assigned is not in certificated form or otherwise represented by a written instrument.

The Assignor acknowledges and agrees that this Assignment is subject to the Indenture and to the following:

1. In the event the Assignor receives any payment under or related to the Notes or the Indenture from a party other than the FDIC (a “Non-FDIC Payment”):

(a) after the date of demand for a guarantee payment on the FDIC pursuant to 12 C.F.R. Part 370, but prior to the date of the FDIC’s first guarantee payment under the Indenture pursuant to 12 C.F.R. Part 370, the Assignor shall promptly but in no event later than four (4) Business Days after receipt notify the FDIC of the date and the amount of such Non-FDIC Payment and shall apply such payment as payment made by the Company, and not as a guarantee payment made by the FDIC, and therefore, the amount of such payment shall be excluded from this Assignment; and

(b) after the FDIC’s first guarantee payment under the Indenture, the Assignor shall forward promptly to the FDIC such Non-FDIC Payment in accordance with the payment instructions provided in writing by the FDIC.

2. Acceptance by the Assignor of payment pursuant to the Debt Guarantee Program on behalf of the Holders shall constitute a release by such Holders of any liability of the FDIC under the Debt Guarantee Program with respect to such payment.

The Person who is executing this Assignment on behalf of the Assignor hereby represents and warrants to the FDIC that he/she/it is duly authorized to do so.

******

IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed and delivered this ____ day of ____________, 20__.

Very truly yours,

[ASSIGNOR]

By:
(Signature)

Name:
(Print)

Title:
(Print)

Consented to and acknowledged by this ____ day of ________, 20__:

THE FEDERAL DEPOSIT INSURANCE CORPORATION

By:
(Signature)

Name:
(Print)

Title:
(Print)